Exhibit 99.1
CONTACTS:
Sandy O’Halloran, investor relations
408.617.6739
sandy.ohalloran@palm.com
Marlene Somsak, media relations
408.617.7451
marlene.somsak@palm.com
Palm Reports Q1 FY06 Results
Quarterly Revenue $342.2M; Up 25% Year over Year
SUNNYVALE, Calif., Sept. 22, 2005 — Palm, Inc. (Nasdaq: PALM) today reported revenue of $342.2 million in its first quarter of fiscal year 2006, ended Sept. 2, up 25 percent from the year-ago period and marking the ninth-consecutive quarter of year-over-year growth.
Net income was $18.2 million, or $0.35 per diluted share. This compares to net income for the first quarter of fiscal year 2005 of $19.6 million, or $0.38 per diluted share, and net income for the fourth quarter of fiscal year 2005 of $17.7 million, or $0.35 per diluted share.
Net income in the first fiscal quarter, measured on a non-GAAP(1) basis, totaled $21.1 million, or $0.41 per diluted share, excluding the effects of amortization of intangible assets and deferred stock-based compensation. This compares to non-GAAP net income in the first quarter of fiscal year 2005 of $21.9 million, or $0.43 per diluted share, which excluded the effects of amortization of intangible assets and deferred stock-based compensation.
The company generated $48.5 million in cash and cash equivalents from operations in its first quarter of fiscal year 2006, bringing the total cash and investments balance to $411.3 million at quarter’s end. DSO, or days sales outstanding, were 34 days at the end of the quarter compared with 44 days in the year-ago period.
“We’re pleased with the company’s performance during the quarter,” said Ed Colligan, Palm president and chief executive officer. “Treo smartphone sell-through was 470,000 units, which reflects an increase of more than 160 percent from the year-ago period. Our share in the handheld-computer market rose, and we’re excited about our overall product roadmap.”
Q2 Fiscal Year 2006 Guidance
In its pending conference call to investors today, the company will provide forward guidance for the second quarter of fiscal year 2006. The quarter’s guidance includes the following:
•	Revenue is expected to be between $435 million and $440 million;
•	Gross margin is expected to be in the range of 30.0 percent to 30.5 percent;
•	Operating expenses on a GAAP basis are expected to be between $100 million and $102 million, and, on a non-GAAP basis, operating expenses are expected to be between $97 million and $99 million; and
•	If the company’s results for the second quarter of fiscal year 2006 are as planned, it is likely that the deferred tax asset valuation allowance will be released. If this occurs, it would result in a one-time benefit to the tax provision of approximately $240 million to $250 million, the company’s effective tax rate would also change to 40 percent for the second quarter and the remainder of fiscal year 2006. Should the deferred tax asset valuation allowance be released in the second quarter, the company anticipates that earnings per share for the quarter on a GAAP basis will be in the $5.00 to $5.20 range and, on a non-GAAP basis, in the $0.38 to $0.43 range. If the company does not reverse the deferred tax asset valuation allowance during the quarter, the tax provision for the quarter is expected to be in the range of $3.0 million to $3.2 million with earnings per share on a GAAP basis, of $0.55 to $0.60 and, on a non-GAAP basis, of $0.60 to $0.65.

INVESTOR’S NOTE: The company will hold a conference call for the public today at 2 p.m. Pacific/ 5 p.m. Eastern to discuss matters covered in this news release. The dial-in number is 800.901.5226 with a passcode of 79174559 in the United States and 617.786.4513 for international callers, with the same passcode of 79174559. A telephone call replay of the conference call will be available through Sept. 30, 2005, beginning today at approximately 6 p.m. Pacific. The domestic dial-in number for the replay is 888.286.8010 and for international callers, it is 617.801.6888, with a passcode of 82083951 for both. The live conference call also will be available over the Internet by logging onto the investor relations section of Palm’s website at http://ir.Palm.com. An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 6 p.m. Pacific.
NON-GAAP FINANCIAL MEASURES: To supplement the company’s consolidated financial statements presented in accordance with GAAP, Palm uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods and facilitating management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. In addition, because Palm has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies. Consistent with the company’s practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected second quarter of fiscal year 2006 revenue, gross margin, operating expenses and earnings per share, Palm’s tax provision and tax rate, the timing of the reversal of its deferred tax asset valuation allowance, Palm’s ability to be profitable, and Palm’s product roadmap. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 3, 2005. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

About Palm, Inc.
Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products for consumers, mobile professionals and businesses include Palm(R) handheld computers, Palm Treo(™) smartphones, Palm LifeDrive(™) mobile managers, as well as software, services and accessories.
Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).
More information about Palm, Inc. is available at http://www.palm.com.
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(1) GAAP stands for Generally Accepted Accounting Principles.
Palm, Treo and LifeDrive are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	August 31, 2005	August 31, 2004
Revenues	$342,200	$273,145
Costs and operating expenses:
Cost of revenues (*)	237,844	181,803
Sales and marketing	45,301	37,555
Research and development	28,966	18,568
General and administrative	8,905	9,799
Amortization of intangible assets and deferred stock-based compensation (**)	2,874	2,339

Total costs and operating expenses	323,890	250,064

Operating income	18,310	23,081
Interest and other income (expense), net	1,703	(34)

Income before income taxes	20,013	23,047
Income tax provision	1,836	3,453

Net income	$18,177	$19,594

Net income per share:
Basic	$0.37	$0.41

Diluted	$0.35	$0.38

Shares used in computing per share amounts:
Basic	49,627	47,629
Diluted	51,807	51,005

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.

(**)	Amortization of intangible assets and deferred stock-based compensation:
Cost of revenues	$230	$312
Sales and marketing	2,045	1,654
Research and development	64	64
General and administrative	535	309

	$2,874	$2,339

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended August 31, 2005			Three Months Ended August 31, 2004
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$342,200	$—	$342,200	$273,145	$—	$273,145
Costs and operating expenses:
Cost of revenues (*)	237,844	—	237,844	181,803	—	181,803
Sales and marketing	45,301	—	45,301	37,555	—	37,555
Research and development	28,966	—	28,966	18,568	—	18,568
General and administrative	8,905	—	8,905	9,799	—	9,799
Amortization of intangible assets and deferred stock-based compensation (**)	2,874	(2,874)	—	2,339	(2,339)	—

Total costs and operating expenses	323,890	(2,874)	321,016	250,064	(2,339)	247,725

Operating income	18,310	2,874	21,184	23,081	2,339	25,420
Interest and other income (expense), net	1,703	—	1,703	(34)	—	(34)

Income before income taxes	20,013	2,874	22,887	23,047	2,339	25,386
Income tax provision	1,836	—	1,836	3,453	—	3,453

Net income	$18,177	$2,874	$21,051	$19,594	$2,339	$21,933

Net income per share:
Basic	$0.37	$0.05	$0.42	$0.41	$0.05	$0.46

Diluted	$0.35	$0.06	$0.41	$0.38	$0.05	$0.43

Shares used in computing per share amounts:
Basic	49,627	—	49,627	47,629	—	47,629
Diluted	51,807	—	51,807	51,005	—	51,005

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.
(**)	Amortization of intangible assets and deferred stock-based compensation :
Cost of revenues	$230	$(230)	$—	$312	$(312)	$—
Sales and marketing	2,045	(2,045)	—	1,654	(1,654)	—
Research and development	64	(64)	—	64	(64)	—
General and administrative	535	(535)	—	309	(309)	—

	$2,874	$(2,874)	$—	$2,339	$(2,339)	$—

The above non-GAAP amounts have been adjusted to eliminate amortization of intangible assets and deferred stock-based compensation.
Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value amounts)

	August 31, 2005	May 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$147,597	$128,164
Short-term investments	263,745	234,535
Accounts receivable, net of allowance for doubtful accounts of $5,590 and $6,874, respectively	128,491	140,162
Inventories	38,268	35,544
Investment for committed tenant improvements	5,375	6,182
Prepaids and other	9,669	8,225

Total current assets	593,145	552,812

Restricted investments	775	775
Land held for sale	60,000	—
Land not in use	—	60,000
Property and equipment, net	22,088	19,158
Goodwill	248,319	249,161
Intangible assets, net	28,095	30,373
Deferred income taxes	36,794	36,217
Other assets	1,532	1,536

Total assets	$990,748	$950,032

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$138,996	$135,720
Accrued restructuring	14,196	15,400
Provision for committed tenant improvements	5,375	6,182
Other accrued liabilities	177,270	164,450

Total current liabilities	335,837	321,752

Non-current liabilities:
Long-term convertible debt	35,000	35,000
Other non-current liabilities	12,935	12,257

Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 49,975 shares and 49,488 shares, respectively	50	49
Additional paid-in capital	1,414,855	1,406,935
Unamortized deferred stock-based compensation	(2,433)	(2,422)
Accumulated deficit	(806,074)	(824,251)
Accumulated other comprehensive income	578	712

Total stockholders’ equity	606,976	581,023

Total liabilities and stockholders’ equity	$990,748	$950,032

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	August 31, 2005	August 31, 2004
Cash flows from operating activities:
Net income	$18,177	$19,594
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation	3,976	4,690
Amortization	2,874	2,339
Deferred income taxes	(577)	—
Changes in assets and liabilities:
Accounts receivable	11,671	(12,552)
Inventories	(2,724)	(5,122)
Prepaids and other	(570)	994
Accounts payable	3,276	15,559
Accrued restructuring	(1,204)	(4,887)
Other accrued liabilities	13,575	10,722

Net cash provided by operating activities	48,474	31,337

Cash flows from investing activities:
Purchases of property and equipment	(6,906)	(2,760)
Sale of restricted investments	—	400
Purchases of short-term investments	(71,351)	(82,466)
Sale of short-term investments	42,036	47,564

Net cash used in investing activities	(36,221)	(37,262)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	7,180	8,822

Net cash provided by financing activities	7,180	8,822

Change in cash and cash equivalents	19,433	2,897
Cash and cash equivalents, beginning of period(1)	128,164	98,569

Cash and cash equivalents, end of period(1)	$147,597	$101,466

Other cash flow information:
Cash paid for income taxes	$241	$859

Cash paid for interest	$883	$907

(1)	In the third quarter of fiscal year 2005, the Company began to classify its investment in auction-rate securities as short-term investments. These investments were included in cash and cash equivalents in previous periods ($109.5 million at August 31, 2004 and $104.5 million at May 31, 2004), and such amounts have been reclassified in the accompanying financial statements to conform to the current period classification. This change in classification had no effect on the amounts of total current assets, total assets, net income or cash flow from operations of the Company.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
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